Exhibit 10.1

SALES CONTRACT

BY AND BETWEEN

ROBERTS PROPERTIES RESIDENTIAL, L.P.,
a Georgia limited partnership,

as Seller

and

LENNAR MULTIFAMILY INVESTORS, LLC,

a Delaware limited liability company,

as Purchaser

SALES CONTRACT

This Agreement (the “Agreement”) is made and entered into this 9th day of October, 2012 (the “Effective Date”), by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as the “Seller”) and LENNAR MULTIFAMILY INVESTORS, LLC, a Delaware limited liability company (hereinafter referred to as the “Purchaser”).

ARTICLE I — PROPERTY TO BE CONVEYED

A.                                    Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth, that certain parcel of land (hereinafter referred to as the “Land”) described on Exhibit A attached hereto and by this reference incorporated herein, together with the buildings and improvements on the Land (hereinafter referred to as the “Improvements”), and all transferable permits and licenses with respect to the Land or the use, occupancy or development of the Land (all of the foregoing property is hereinafter collectively referred to as the “Property”).

B.                                      The Property shall include all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, any and all strips, gores or rights-of-way, riparian rights and easements, including, without limitation, the Access Easement, the Restrictive Covenant and the Berm Agreement (as such terms are hereinafter defined), and all right, title and interest of Seller, if any, in and to (a) any award or payment made or to be made (i) for any taking in condemnation or eminent domain of land lying in the bed of any street, road, highway or avenue, open or proposed, in front of or adjoining all or any part of the Land, (ii) for damage to the Property or any part thereof by reason of any change of grade or closing of any such street, road, highway or avenue, and (iii) the Signalization Funds Escrow Agreement (as hereinafter defined).

C.                                      The Property consists of approximately 20.609 acres in Land Lot 301 of the 6th District, Gwinnett County, Georgia.

ARTICLE II — PURCHASE PRICE

The purchase price (hereinafter referred to as the “Purchase Price”) for the Property is Seven Million Five Hundred Ninety Thousand and No/100 Dollars ($7,590,000.00).  Subject to all prorations and adjustments provided herein, the Purchase Price shall be paid as follows:

A.                                    Within four (4) business days after the Effective Date, Purchaser shall pay to Fidelity National Title Insurance Company, Atlanta, Georgia office (the “Escrow Agent”) Fifty Thousand and No/100 Dollars ($50,000.00) by wire-transfer, such amount to be deposited in an interest-bearing account with a national bank whose deposits are insured by the FDIC and which has an office in Atlanta, Georgia (such $50,000.00, together with all interest earned thereon, is hereinafter referred to as the “Initial Deposit”).  Within four (4) business days after satisfaction of the condition precedent set forth in Section IX A hereof, and conditioned upon such satisfaction, Purchaser shall pay to Escrow Agent an additional Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) which will be deposited in the same interest-bearing account as was deposited the Initial Deposit (which $250,000.00, together with all interest earned thereon, is hereinafter referred to as the “Subsequent Deposit”; the Initial Deposit and the Subsequent Deposit are hereinafter collectively referred to as the “Deposit”).  The Deposit shall be applied toward the Purchase Price due at Closing or otherwise shall be applied as elsewhere provided in this Agreement.

B.                                      At the Closing, Escrow Agent shall pay the Deposit to Seller as a part of the Purchase Price, and the balance of the Purchase Price shall be paid by Purchaser to Seller by wire-transfer of funds immediately available.  Seller shall be responsible to pay off in full at the Closing and have satisfied all deeds to secure debt and similar instruments secured by the Property.

C.                                      (i)  The Escrow Agent joins in the execution of this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Section II C.

(ii)  The duties of the Escrow Agent shall be as follows:

(a)                                   During the term of this Agreement, the Escrow Agent shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.

(b)                                  The Escrow Agent shall pay the Deposit in accordance with the joint written instructions of the Seller and the Purchaser in any of the following events: (1) if this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or (2) if the Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid, or (3) if a dispute shall develop between Seller and Purchaser concerning to whom the Deposit should be paid.  In the event that such written instructions shall not be received by the Escrow Agent within ten (10) days after the Escrow Agent has served a written request for instructions upon Seller and Purchaser, then the Escrow Agent shall have the right to pay the Deposit into any court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereupon the Escrow Agent shall be discharged of any obligations in connection with this Agreement.

(c)                                   Subject to Section II C (ii) (j) hereof, if costs or expenses are incurred by the Escrow Agent in its capacity as Escrow Agent because of litigation or a dispute between the Seller and Purchaser arising out of the holding of the Deposit in escrow, Seller and Purchaser shall each pay the Escrow Agent one-half of such reasonable costs and expenses.  Except for such costs or expenses, no fee or charge shall be due or payable to the Escrow Agent for its services as Escrow Agent.

(d)                                  By joining herein, the Escrow Agent undertakes only to perform the duties and obligations imposed upon the Escrow Agent under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon the Seller and the Purchaser hereunder.

(e)                                   Purchaser and Seller hereby agree and acknowledge that the Escrow Agent assumes no liability in connection herewith except for negligence or willful misconduct; that the Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel.

(f)                                     All investments by Escrow Agent will be made in the regular course of business.  To be entitled to same day investment (assuming good funds are provided), the Deposit must be received by noon; otherwise, such funds will be deposited on the next business day.  All investments shall be subject to the rules, regulations, policies and procedures of the bank depository in which such monies are deposited.

(g)                                  The Deposit may be processed for collection in the normal course of business by Escrow Agent, which may commingle funds received by it for such purpose, but thereafter the Deposit shall be held in a segregated escrow account and shall not be commingled with funds of others, at a national bank having an office in Atlanta, Georgia, of Escrow Agent’s choosing (the “Depository”).  Escrow Agent shall not be accountable for any incidental benefit which may be attributable to the funds so deposited; provided, however, that all interest earned on the Deposit shall be disbursed with such Deposit according to the terms set forth herein.  Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository.

(h)                                  Escrow Agent shall not be liable for loss or damage resulting from:

(i)  any good faith act or forbearance of Escrow Agent;

(ii)  any default, error, action or omission of any party, other than Escrow Agent;

(iii)  any defect in the title to any property;

(iv)  the expiration of any time limit or other delay which is not solely caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent;

(v)  the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to sign such writing;

(vi)  Escrow Agent’s compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court;

(vii)  Escrow Agent’s assertion or failure to assert any cause of action or defense in any judicial or administrative proceedings; or

(viii)  any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.

(i)                                      Escrow Agent shall be fully indemnified by the parties hereto for all of its expenses, costs, and reasonable attorney’s fees incurred in connection with any interpleader action which Escrow Agent may file to resolve any dispute as to the Deposit, or which may be filed against the Escrow Agent.

(j)                                      If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney’s fees incurred by Escrow Agent in responding to such action, hearing or process shall be paid by, and the party/parties whose alleged acts are a basis for such proceedings, shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.

ARTICLE III — TITLE AND SURVEY OBJECTIONS

A.                                    Purchaser shall obtain a survey of the Property (the “Survey”), and an owner’s title insurance commitment (the “Title Commitment”) issued by Fidelity National Title Insurance Company (herein in this capacity referred to as the “Title Company”), committing to issue to Purchaser an owner’s title insurance policy in the amount of the Purchase Price, together with legible copies of all matters referred to therein as exceptions to title.  On or before November 19, 2012 (the “Title Objection Date”), Purchaser shall deliver to Seller a statement of any objections to Seller’s title to the Property and any objections as to matters disclosed by the Survey, and Seller shall have a reasonable time after Seller’s receipt of such statement (not to exceed five (5) days) within which to cure any such objections, but Seller shall have no obligation to cure any such objections.  Purchaser acknowledges that the Covenant (as defined in Article III C), Subdivision Plat, Access Agreement, Berm Agreement, Signalization Funds Escrow Agreement, and Restrictive Covenant shall not be objectionable matters under this Article III. In the event that Purchaser does not send to Seller on or before the Title Objection Date a statement of any title or survey objections, such failure conclusively shall be deemed to mean that Purchaser had no such objections and Purchaser shall not have the right to make any title or survey objections after the Title Objection Date except as provided in Section III B hereof.  In the event that Seller fails to cure such objections within such five (5) days, then Purchaser shall elect, by written notice to Seller and Escrow Agent given on or before the Hard Date, to either (i) terminate this Agreement and receive a full refund of so much of the Deposit as is then held by Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity (hereinafter defined) and the Broker Indemnity (hereinafter defined), or (ii) waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price.  If Purchaser does not provide Seller written notice of Purchaser’s election as above provided, then Purchaser shall be deemed to have elected to waive such objections as provided in the aforesaid item (ii).

B.                                      Purchaser shall have the right to have its title examination and Survey updated until the Closing Date, and if any such update discloses any new title exceptions or survey matters as to which Purchaser has an objection and which were not listed in the Title Commitment, as to title matters, or which were not shown on the Survey, as to survey matters (any such new matter being referred to as a “New Objection”), Purchaser shall deliver to Seller a statement of any such New Objections and Seller shall have until the Closing Date to cure all such New Objections.  In the event that Seller fails to cure such New Objections on or before the Closing Date (i) Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent given on or before the Closing Date, whereupon Purchaser shall receive a full refund of the Deposit from Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity and the Broker Indemnity, or (ii) Purchaser may cure any such New Objections voluntarily created by

Seller subsequent to the Effective Date which can be cured by payment of a liquidated amount of money and deduct the reasonable cost thereof from the Purchase Price otherwise payable by Purchaser at Closing, or (iii) Purchaser may waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price.

C.                                      The foregoing part of this Article III to the contrary notwithstanding, prior to the Effective Date and the execution of this Agreement, Seller advised Purchaser that there is recorded against the title to the Property a certain Restrictive Covenant dated October 29, 2004, recorded in Deed Book 40461, page 204, Gwinnett County, Georgia records (the “Covenant”) pursuant to which for a period of ten (10) years any owner of the Land developing the Land for residential use must engage Roberts Properties, Inc. or another entity designated by Charles S. Roberts, as the development company which will be paid a development fee in an amount equal to $5,000.00 per residential unit, and Roberts Properties Construction, Inc. or another entity designated by Charles S. Roberts, must be engaged as the general contractor on a cost-plus basis in an amount equal to the cost of construction plus ten percent (10%) (Roberts Properties, Inc., Roberts Properties Construction, Inc. and any other entities designated by Charles S. Roberts being collectively referred to as “RPI”).  Purchaser has informed Seller that Purchaser will not use RPI as developer or general contractor, nor will Purchaser pay any amount in order to have the Covenant terminated, cancelled and removed of record, and in fact that Purchaser would not enter into this Agreement and proceed with the transaction contemplated herein unless it was agreed that the Covenant would in fact be cancelled, terminated and satisfied of record no later than the Closing Date at no cost to Purchaser in addition to the Purchase Price.  After being so advised by Purchaser, Seller has agreed to pay RPI $500,000.00 out of the Purchase Price being paid by Purchaser to Seller at Closing in consideration of RPI’s cancellation, termination and satisfaction of record of the Covenant no later than the Closing Date.  RPI joins in the execution of this Agreement for the sole purpose of acknowledging and agreeing for the benefit of both Seller and Purchaser that RPI agrees to cancel and terminate the Covenant on the Closing Date in consideration of the payment of $500,000.00 by Seller.

ARTICLE IV — ITEMS TO BE DELIVERED BY SELLER AT CLOSING

At Closing Seller agrees to deliver the following items to Purchaser.  Drafts of all documents to be delivered at Closing as specified in this Agreement shall be prepared by Purchaser’s counsel and submitted to Seller for review and approval at least five (5) days prior to the Closing Date.

A.                                    A duly executed Limited Warranty Deed (the “Deed”) in form acceptable for recording, of the type customarily used for commercial real estate transactions in the State of Georgia, conveying to Purchaser or its assigns, fee simple title to the Property subject to the exceptions to title which Purchaser approves (or is deemed to approve) pursuant to Article III hereof.

B.                                      A duly executed affidavit in a form customarily used for commercial real estate transactions in the State of Georgia and which is acceptable to the Title Company in order to delete the standard exceptions for mechanics’ and materialmen’s liens and parties in possession (other than matters which would be shown by a current survey) from the title policy at Closing, showing among other things that all debts for labor and materials in respect of the Property incurred by or on behalf of Seller have been paid in full and that there are no outstanding claims, suits, debts, rights of occupancy, encumbrances, liens or judgments against the Property, except for the Permitted Exceptions and other matters approved (or deemed approved) by Purchaser pursuant to Article III hereof.

C.                                      A duly executed Certification of Non-Foreign Status that pursuant to Section 1445 of the Internal Revenue Code, certifies Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

D.                                     A duly executed Affidavit that pursuant to O.C.G.A. § 48-7-128 et seq., no withholding from the proceeds of the transaction contemplated hereby is required.

E.                                       Such evidence as is reasonably required by the Title Company and the Purchaser evidencing the authority of Seller to enter into this Agreement and consummate the transaction contemplated herein.

F.                                       A duly executed Assignment (the “Assignment of Lease”) assigning to Purchaser the Seller’s interest as lessor in that certain Ground Lease Agreement dated December 30, 1996 with Airtouch Cellular of Georgia and that certain Short Form of Ground Lease Agreement dated December 30, 1996, recorded in Deed Book 13661, page 46, Gwinnett County, Georgia records, as both have been assigned and amended through the Effective Date (collectively, the “Cell Tower Lease”), with a limited warranty as to free and clear title.  The Assignment of Lease will contain an assumption by Purchaser of the lessor’s obligations thereunder arising from and after Closing, and will also contain a cross-indemnity pursuant to which Seller will indemnify, defend and hold Purchaser harmless as respects all lessee claims, demands, liabilities, costs and expenses arising prior to the Closing Date, and pursuant to which Purchaser will indemnify, defend and hold Seller harmless as respects such claims, demands, liabilities, costs and expenses arising on and after the Closing Date.

G.                                      The original of the Cell Tower Lease, if in Seller’s possession, together with all documents and records related to the Cell Tower Lease in Seller’s possession.

H.                                     A letter to the lessee under the Cell Tower Lease stating that the Cell Tower Lease has been transferred and assigned to Purchaser and that rent should be paid to Purchaser or Purchaser’s designee after Closing.

I.                                          A Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.

J.                                         An assignment and assumption of all of Seller’s right, title and interest in and to the Signalization Funds and the Signalization Funds Escrow Agreement (such assignment and assumption, the “SF Assignment”).

K.                                     An assignment and assumption pursuant to which Seller will transfer and assign to Purchaser all of Seller’s right, title and interest in and to the Access Agreement and the Berm Agreement and Purchaser will assume Seller’s obligations thereunder arising from and after the Closing Date (the “Assignment and Assumption of Easements”).

L.                                       Any other documents referred to or specified in this Agreement, including, without limitation, a cancellation and termination of the Covenant executed by RPI, and any other documents or agreements deemed necessary or reasonably appropriate by Purchaser’s and Seller’s respective counsel.

ARTICLE V — ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING

At Closing, Purchaser agrees to deliver the following items to Seller:

A.                                    The Purchase Price as required by and in the manner specified in Article II hereof.

B.                                      A duly executed Assignment of Lease.

C.                                      A Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.

D.                                     A duly executed Assignment and Assumption of Easements

E.                                       A duly executed SF Assignment.

F.                                       Reimbursement to Seller in the amount of FIFTEEN THOUSAND AND NO/100 DOLLARS ($15,000.00) for amounts paid by Seller pursuant to the Signalization Funds Escrow Agreement. The aforementioned reimbursement may be shown as a credit in favor of Seller on the Closing Statement at Closing.

G.                                      Any other documents referred to or specified in this Agreement and any other documents or agreements deemed necessary or reasonably appropriate by Purchaser’s and Seller’s respective counsel.

ARTICLE VI - SELLER’S DELIVERY OF DOCUMENTS

Seller has delivered or will deliver the following to Purchaser (or as designated make available to Purchaser at Seller’s office) within three (3) business days after the Effective Date:

A.                                   Phase I Environmental Site Assessment, prepared by Environmental Corporation of America, ECA Project No.: E-842-2, dated November 29, 2006.

B.                                     Consent Order Dated October 22, 2001 including all attachments and Zoning Conditions.

C.                                     Geotechnical Exploration prepared by Epic Consulting, Inc., Epic Project No.: C6043.03, dated July 18, 2006 and Soil Boring Locations.

D.                                    Topographic Survey, prepared by Precision Planning, Project No.: S01386F, dated August 8, 2011.

E.                                      Survey, prepared by Precision Planning, Project No.:SO1386F, dated August 8, 2011.

F.                                      Ground Lease Agreement (Cellular Tower) dated December 30, 1996 by and between Ether and Lealer Wheeler and Airtouch Cellular of Georgia, as Amended.

G.                                     Geotechnical Exploration, prepared by ENERCON Services, Inc., Project No.:  GEOTCH003, dated June 19, 2009.

H.                                    Wetlands Delineation, prepared by Gaia Environmental Consulting, Project No.: 2008—52, dated September 23, 2008.

I.                                         Gwinnett County Property Tax Bills —Tax Years 2010 and 2011.

J.                                        Owner’s Policy of Title Insurance dated December 12, 2006, issued by Commonwealth Land Title Insurance Company under Policy Number B66-0516072.

K.                                    Copies of the Access Easement, the Restrictive Covenant, the Signalization Funds Escrow Agreement and the Berm Agreement.

L.                                      A copy of the subdivision plat (the “Subdivision Plat”) recorded in the Gwinnett County, Georgia public records creating the Land and the 2.937 acres of property located adjacent to the Land and previously conveyed by Seller to Peachtree Parkway Holdings, LLC, showing as two separate, legally subdivided parcels of land.

M.                                 Zoning Certification Letter issued by Gwinnett County for the City of Peachtree Corners dated August 20, 2012.

ARTICLE VII — APPORTIONMENTS

Seller shall be entitled to receive any income in respect of the Property and shall be obligated to pay all expenses in respect of the Property for all time periods prior to and including the day prior to the Closing Date.  Purchaser shall be entitled to receive all such income and shall be obligated to pay all such expenses for all time periods commencing with the Closing Date.  In the event that any income or any expense item relating to the period prior to the Closing Date is received or appears after the Closing, such item(s) shall be adjusted between the Seller and the Purchaser within ten (10) days after such is discovered.  Without limitation to the foregoing, (i) all real property taxes including the current installment for any assessment (special, bond, or otherwise) shall be apportioned at Closing and in the event that the current year’s taxes are not available as of the Closing Date, the proration shall be based upon such taxes for the preceding year, but such taxes shall be reprorated between Purchaser and Seller as soon as the current year’s taxes are available, immediately upon demand being made therefor by either Purchaser or Seller; and (ii) collected rent under the Cell Tower Lease shall be prorated.

This Article VII shall survive the Closing of the transaction contemplated herein.

ARTICLE VIII — TIME AND PLACE OF CLOSING AND CLOSING COSTS

A.                                   The consummation of the transaction contemplated herein shall take place at the offices of Holt Ney Zatcoff & Wasserman, LLP, Atlanta, Georgia, commencing at 10:00 a.m. on January 31, 2013. The consummation of the transaction contemplated herein is herein referred to as the “Closing”, and the day the Closing occurs is herein referred to as the “Closing Date”.

B.                                   At Closing, Seller shall pay the Georgia transfer tax and recording fee incident to the Deed.  At Closing, Purchaser shall pay the cost of the Survey, all other recording fees, the cost of the title examination and owner’s title insurance premium, and the cost and expenses incident to all of Purchaser’s due diligence investigations and inspections with regard to the Property.  Seller and Purchaser will each pay their own attorneys’ fees and any other costs herein specified to be paid by either of them.

C.                                   Possession of the Property (subject to the Cell Tower Lease) will be delivered by Seller to Purchaser on the Closing Date subject to exceptions to title which Purchaser approves, or is deemed to have approved, pursuant to Article III hereof.

ARTICLE IX—  CONDITIONS PRECEDENT

Purchaser shall not be required to purchase the Property unless the following conditions precedent have been satisfied:

A.                                   For a period of time commencing on the date of this Agreement and ending on November 30, 2012 (the “Hard Date”), Purchaser shall conduct its due diligence investigations with respect to the Property including such matters as (i) the availability and location of necessary utilities, (ii) environmental issues, (iii) soil conditions, (iv) site utilization and coverage, (v) availability of building permits and curb cuts, and (vi) verification that the current zoning for the Property will allow the construction of 253 for rent apartment units.  Between the Effective Date and the Hard Date: (i) Purchaser shall also have the right to seek to obtain from the tenant under the Cell Tower Lease an estoppel certificate in form and substance satisfactory to Purchaser; and (ii) Purchaser shall have the right to hold a coordination meeting with Piedmont Five, LLC (or Peachtree Parkway Holdings, LLC, as appropriate) to coordinate and reach agreement on logistics, cost and timing concerning the construction of the entry drive pursuant to the Access Agreement, the berm and grading easement pursuant to the Berm Agreement, landscape buffers and proposed variances for the Combined Property (as such term is defined in the Berm Agreement); and (iii) in the event that Purchaser determines that changes need to be made, in Purchaser’s opinion, respecting the Access Agreement, the Berm Agreement, the Restrictive Covenant and/or the Signalization Funds Escrow Agreement, Purchaser shall so notify Seller and Purchaser and Seller will work together in good faith to address such issues, and if such issues are not addressed to Purchaser’s satisfaction, Purchaser shall not send the Notice to Proceed (hereinafter defined).  If Purchaser, in its sole discretion, determines that the Property is satisfactory for acquisition and development by Purchaser, Purchaser shall so notify Seller by sending to Seller a notice to such effect (the “Notice to Proceed”), and that the condition precedent set forth in this Section IX A has been satisfied.  In the event that Purchaser does not send the Notice to Proceed on or before the Hard Date, such failure to send the Notice to Proceed shall mean that the condition precedent set forth in this Section IX A has not been satisfied, and Escrow Agent shall return the Initial Deposit (less $100.00 which shall be paid by Escrow Agent to Seller in consideration of Seller’s having held the Property off the market) to Purchaser, and thereafter this Agreement shall terminate and be null and void and of no further force or effect, and neither Seller nor Purchaser shall have any further rights, duties, liabilities or obligations to the other by reason hereof, except for the Inspection Indemnity (as hereinafter defined) and the Broker Indemnity (as hereinafter defined).

ARTICLE X - DAMAGE, DESTRUCTION OR EMINENT DOMAIN

A.                                    If, prior to the Closing Date, there is $1,000,000.00 or more of damage to the Property by fire or other casualty whether or not insured against by Seller under its property damage insurance policy, Seller shall promptly give Purchaser notice of such fact, and Purchaser may elect to terminate this Agreement within five (5) days after receiving written notice from Seller of the occurrence of such casualty.  If Purchaser so elects to terminate this Agreement, it shall give Seller and Escrow Agent written notice thereof and so much of the Deposit as is then held by the Escrow Agent shall be returned by Escrow Agent to Purchaser, and this Agreement shall terminate and be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity and the Broker Indemnity.  Failure of Purchaser to so notify Seller and Escrow Agent within said five (5) days that Purchaser has elected to terminate this Agreement shall be deemed to mean that Purchaser has elected not to terminate this Agreement.  If Purchaser has elected not to terminate this Agreement in the event of $1,000,000.00 or more of damage to the Property, Purchaser shall proceed to the Closing and shall pay the full Purchase Price less the amount of any deductible under Seller’s insurance policy and shall receive all insurance proceeds payable as a result of such damage or destruction.  If prior to the Closing Date there is less than $1,000,000.00 of damage or destruction to the Property by fire or other casualty which is covered by insurance, this Agreement shall not terminate, and Purchaser shall proceed to Closing, and shall pay the full Purchase Price less the amount of any deductible under Seller’s insurance policy and receive all insurance proceeds payable as a result of such damage or destruction.

B.                                    If, prior to the Closing Date, all of the Property is taken by condemnation or eminent domain or same is pending, this Agreement shall terminate as of the day title to the Property or possession thereof vests in the condemning authority, so much of the Deposit is as then held by the Escrow Agent shall be returned by Escrow Agent to Purchaser, and upon such return this Agreement shall terminate and be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, remedies, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity and the Broker Indemnity.  If, prior to the Closing Date, there shall be any condemnation or eminent domain proceedings instituted or pending against less than all of the Property, and same would interfere with Purchaser’s ability to develop the Property as an apartment community containing not fewer than 253 for rent multifamily units, then Purchaser may elect to terminate this Agreement by written notice given to Seller and Escrow Agent within five (5) days after Purchaser has received notice from Seller of such proceedings.  Upon such notice to Seller and Escrow Agent so much of the Deposit as is then held by Escrow Agent shall be returned to Purchaser by Escrow Agent, and upon such return this Agreement shall terminate and be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, remedies, duties, liabilities or obligations to the other hereunder.  Failure of Purchaser to so notify Seller and Escrow Agent within said five (5) days that Purchaser has elected to terminate this Agreement shall be deemed to mean that Purchaser has elected not to terminate this Agreement.  If Purchaser does not so elect to terminate this Agreement, then the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be paid to and assigned to Purchaser at the Closing, all interest of Seller in and to any condemnation awards which have been paid or which may be payable to Seller on account of such occurrence.

ARTICLE XI — REMEDIES

A.                                   Seller’s only remedy for Purchaser’s failure to close and consummate its acquisition of the Property as herein required shall be to obtain so much of the Deposit as is then held by Escrow Agent from Escrow Agent, the amount of which shall be and constitute Seller’s liquidated damages, it being otherwise difficult or impossible to estimate Seller’s actual damages, provided, however, that nothing herein shall limit the Inspection Indemnity and the Broker

Indemnity.  Seller hereby waives any right to specific performance, injunctive relief or other relief to cause Purchaser to perform its obligations under this Agreement, and Seller hereby waives any right to damages in excess of said liquidated damages occasioned by Purchaser’s breach of this Agreement, provided, however, that nothing herein shall limit the Inspection Indemnity and the Broker Indemnity.  Seller and Purchaser acknowledge that it is impossible to estimate or determine the actual damages Seller would suffer because of Purchaser’s breach hereof, but that the liquidated damages provided herein represent a reasonable estimate of such actual damages and Seller and Purchaser therefore intend to provide for liquidated damages as herein provided, and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable.  Seller’s right to receive the specified liquidated damages is in lieu of any other right or remedy, all other rights and remedies being waived by Seller, provided, however, that nothing herein shall limit the Inspection Indemnity or the Broker Indemnity.

B.                                   Purchaser’s only remedy for Seller’s failure to close and consummate the sale of the Property to Purchaser as herein required shall be to either: (i) close the transaction contemplated by this Agreement, thereby waiving such default, or (ii) terminate this Agreement and receive a return of so much of the Deposit as is then held by the Escrow Agent from Escrow Agent, or (iii) seek specific performance of this Agreement and of Seller’s obligations, duties and covenants hereunder; provided, however, if the remedy of specific performance is not available because Seller has voluntarily sold or encumbered the Property after the date of this Agreement, then Purchaser shall have the right to sue Seller for the damages suffered because of Seller’s default.

ARTICLE XII — NOTICES

Whenever any notice, demand, or request is required or permitted hereunder, such notice, demand or request shall be in writing and shall be hand-delivered in person or sent by FedEx or other nationally recognized overnight delivery service, to the addresses set forth below:

To Purchaser:

Lennar Multifamily Investors, LLC

6285 Barfield Road

Suite 300

Sandy Springs, GA  30328

Attention: Mr. Christopher P. Cassidy, Division President-Multifamily

With  Copies to:

Lennar Multifamily Investors, LLC

201 South Tryon

Suite 1050

Charlotte, NC  28202

Attention: Mr. Todd M. Farrell, Regional President, Multifamily

and

Sanford H. Zatcoff, Esq.

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway

Suite 1800

Atlanta, GA  30339

To Seller:

Roberts Properties Residential, L.P.

c/o Roberts Realty Investors, Inc.

450 Northridge Parkway

Suite 302

Atlanta, GA  30350

Attention: Mr. Charles S. Roberts

With a copy to:

Smith, Gambrell & Russell, LLP

Promenade Two, Suite 3100

1230 Peachtree Street, N.E.

Atlanta, GA  30309

Attention: Jon M. Gallant, Esq.

To Escrow Agent:

Fidelity National Title Insurance Company

200 Galleria Parkway SE

Suite 2060

Atlanta, GA  30339

Attention: Lee Ann Branch

Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person, or (ii) on the day such notices, demands or requests are deposited with FedEx or other nationally recognized overnight delivery service in accordance with the preceding portion of this Article XII.  Any party hereto shall have the right from time to time to designate by written notice to the others such other person or persons and at such other places in the United States as such party desires written notices, demands, or requests to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder.  Anything contained in this Article XII to the contrary notwithstanding, all notices from Seller and Purchaser may be executed and sent by their respective counsel.

ARTICLE XIII — ACCESS

Purchaser and its agents and representatives shall have the right to enter upon the Property at any reasonable time during normal business hours prior to the Closing Date for any lawful purpose, including, without limitation, to conduct the due diligence tests; provided, however, Purchaser shall perform no invasive or destructive due diligence tests without first obtaining the prior written consent of Seller, and Purchaser shall pay for all such work performed on the Property and shall not permit the creation of any lien in favor of any contractor, subcontractor, materialman, mechanic, surveyor, architect or laborer.  Purchaser hereby expressly agrees to indemnify, defend and hold Seller harmless against any claim, lien, damage or injury to either persons or property, and all costs and expenses related thereto (including without limitation reasonable attorney’s fees and costs), arising out of Purchaser’s or its agent’s or representative’s actions under this Article XIII.  Prior to entry upon the Property by Purchaser or its agents or representatives, Purchaser shall deliver to Seller a certificate of liability insurance insuring Seller and Purchaser in an amount not less than $1,000,000.00 per occurrence.  Purchaser shall promptly repair all damage to the Property arising from any of its inspections or tests and shall restore the Property to the same condition existing immediately prior to such inspections and tests.  This Article XIII shall survive the Closing of the transaction contemplated herein or any termination of this Agreement.  The indemnity and hold harmless provisions of this Article XIII are herein referred to as the “Inspection Indemnity”.

ARTICLE XIV — BROKER

Purchaser and Seller hereby represent to each other that no real estate broker or agent was involved in negotiating the transaction contemplated herein other than The Robert S. Jordan Company (the “Broker”).  The Broker has acted as agent for Purchaser, and not Seller, and is to be paid a real estate commission by Purchaser, and not Seller, only in the event that the transaction contemplated herein is closed and consummated, failing which no fee, commission or compensation shall be due or owing to Broker by either Seller or Purchaser, even if the reason for the failure of the transaction contemplated herein to be consummated is because of a default by Seller or Purchaser or both.  In the event any other claim(s) for real estate commissions, fees or compensation arise in connection with this Agreement and the transaction contemplated herein, Purchaser and Seller further covenant and agree that the party so incurring or causing such other claim(s) shall indemnify, defend and hold harmless the other party from any loss, claim or damage which the other party suffers because of said other claim(s).  This Article XIV shall survive the Closing of the transaction contemplated herein or any termination of this Agreement.  The indemnity and hold harmless provisions of this Article XIV are herein referred to as the “Broker Indemnity”.

ARTICLE XV — REPRESENTATIONS AND WARRANTIES OF SELLER

Whenever a representation or warranty is made in this Agreement “to the best of Seller’s knowledge,” “to Seller’s actual knowledge,” or by using words of similar import or meaning, the same shall mean and refer to the actual, but not constructive knowledge of Charles S. Roberts, the President of Roberts Realty Investors, Inc., the sole general partner of Seller, and not any thing which he should have known but did not actually know.  Similarly, whenever reference is made in this Agreement to a notice having been received by Seller, the same shall mean and refer to any notice which has actually been received by Charles S. Roberts.  Notwithstanding anything herein to the contrary, nothing herein shall render Charles S. Roberts personally liable for any default by Seller or the untruth of any representations and warranties set forth herein.

To induce Purchaser to enter into this Agreement and to close the transactions described herein, Seller represents and warrants to Purchaser, as of the date hereof, as follows:

A.                                    The copies of the documents, instruments, records and information which Seller has provided to Purchaser in connection with this Agreement are true and correct to the best of Seller’s knowledge.

B.                                    Seller has been duly organized and is validly existing as a Georgia limited partnership, and Seller is in good standing in the State of Georgia. Seller has the full power and authority and has obtained any and all consents required thereof to carry on its business at the Property, and to enter into, execute, deliver and perform this Agreement and all agreements and documents contemplated hereby.  The execution and delivery of this Agreement and all agreements and documents contemplated hereby, and performance by Seller of its obligations hereunder, have been duly authorized, and no further action or approval of Seller is required to cause this Agreement to be binding, valid, and enforceable against Seller.  To the best of Seller’s knowledge, no action by any federal, state, local, or other governmental agency or instrument is necessary to make this Agreement binding, valid and enforceable against Seller.  To the best of Seller’s knowledge, neither the execution of this Agreement nor its performance by Seller will result in the breach of any mortgage, encumbrance, instrument, restriction, covenant, agreement, or other undertaking to which Seller is a party or by which Seller is bound.

C.                                    Seller has received no notice of, and to Seller’s knowledge, there is not now pending, any litigation, condemnation or other legal proceeding against the Property or Seller with respect to the Property.

D.                                    Seller has received no notice of any failure to comply with all applicable laws for the present use and occupancy of the Property or any applicable:  (i) federal, state and local laws, regulations, ordinances and codes, including without limitation, building, land use, environmental and zoning laws regulations, (ii) development agreements or similar contracts between private parties affecting the development, construction, use and occupancy of the Property, and (iii) judgments, orders or decrees of any court having jurisdiction over Seller or the Property.

Unless a lawsuit is filed by Purchaser against Seller on or before the end of the day which is 90 days after the Closing Date respecting any violation or default under any of Seller’s representations or warranties contained herein which was unknown to Purchaser at the time of Closing, Seller’s representations and warranties contained herein shall be null and void and of no further force or effect and Purchaser shall have no further rights against Seller in connection therewith.  The aggregate liability of Seller to Purchaser respecting any and all breaches of Seller’s representations and warranties contained in this Agreement shall be limited to $250,000.00.

EXCEPT AS SET FORTH ABOVE IN THIS ARTICLE XV, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE WHATSOEVER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, AND PURCHASER IS RELYING ENTIRELY ON ITS OWN INVESTIGATIONS OF THE PROPERTY.

ARTICLE XVI — SELLER’S COVENANTS PRIOR TO CLOSING

Seller covenants and agrees with Purchaser from the date hereof and until the Closing or the earlier termination of this Agreement:

A.                           From and after the date hereof, Seller shall in connection with the Property:

(i)                       Carry on its business in respect of the Property in, and only in, the usual, regular and ordinary course;

(ii)                    Perform all of its obligations under agreements and instruments relating to or affecting the Property;

(iii)                 Comply with all laws, ordinances, orders, regulations and requirements applicable to it or to the conduct of its business in the usual, regular and ordinary course.

B.                           Except for the Access Easement, the Berm Agreement and the Signalization Escrow Agreement, Seller shall not grant a mortgage, restriction or easement further encumbering the Property. Following the Hard Date, Seller will not actively market the Property or otherwise solicit or make or accept any offers to sell the Property.

C.                           Seller will not enter into any new service contracts or extend or renew any service contract without obtaining Purchaser’s prior approval which Purchaser agrees not to unreasonably withhold, delay or condition, except service contracts entered into in the ordinary course of business that are terminable without cause and without fee or penalty on thirty (30) days’ or less notice.

ARTICLE XVII — “AS-IS” SALE

A.                                    Purchaser acknowledges that except for Seller’s representations, warranties and covenants contained herein and except for the written disclosures delivered to Purchaser by Seller as set forth herein, neither Seller, nor anyone acting or claiming to act for or on behalf of Seller, has made any representations, warranties, promises or statements to Purchaser concerning the Property.  Purchaser further acknowledges and agrees that all material matters relating to the Property will be independently verified by Purchaser to its full satisfaction within the time provided under this Agreement, that, except as to Seller’s representations, warranties and covenants contained in this Agreement, and in the closing documents, Purchaser will be acquiring the Property based solely upon and in reliance on its own inspections, analyses and conclusions, and that if Purchaser acquires the Property, it will acquire the Property in the Property’s “AS-IS” condition and “AS-IS” state of repair inclusive of all faults and defects, whether latent or patent, or known or unknown.  Without limiting the scope or generality of the foregoing, and subject to the same limitations stated above, (i) Purchaser expressly assumes the risk that the Property may not now or in the future comply with any applicable laws now or hereafter in effect; (ii) Purchaser acknowledges that neither Seller nor anyone acting on Seller’s behalf has made, and Seller is unwilling to make, any representation or warranty whatsoever with respect to the physical nature of the Property.

B.                                    Purchaser further acknowledges and agrees that any written disclosures given by Seller, except for Seller’s representations and warranties set forth herein and except as otherwise provided herein, are given for disclosure purposes only and that they do not constitute representations or warranties that the adverse conditions so disclosed to Purchaser are the only adverse conditions that may exist at or otherwise affect the Property and, without limiting the scope or generality of this Article XVII, Purchaser expressly assumes the risk that adverse physical, environmental, financial and legal conditions may not be revealed by Purchaser’s inspection and evaluation of the Property or any other material matters.

C.                                    Except as specifically provided herein, Purchaser hereby fully and forever waives, and Seller hereby fully and forever disclaims, all warranties and representations not expressly set forth herein, of whatever type or kind with respect to the Property, whether express, implied or otherwise of fitness for a particular purpose, tenantability, habitability or use.

D.                                    Purchaser further acknowledges that any information including, without limitation, any engineering reports, architectural reports, feasibility reports, marketing reports, soils reports, environmental reports, materials related to the Property, analyses or data, or other similar reports, analyses, data or information of whatever type or kind which Purchaser has received or may hereafter receive from Seller, its agents, its consultants, or anyone acting or claiming to act on its behalf are furnished without warranty of any kind and with no representation by Seller as to their completeness or accuracy (except that Seller is providing such information to Purchaser in good faith and with no basis in Seller’s actual knowledge to believe that such information is not accurate or misleading as provided herein) and on the express condition that Purchaser shall make its own independent verification of the accuracy, reliability and sufficiency of such information and that Purchaser will not rely thereon.  Accordingly, Purchaser agrees that under no circumstances will it make any claim, directly or indirectly, against, bring any action, cause of action or proceeding against, or assert any liability upon, Seller, its agents, consultants, contractors, or any other persons who prepared or furnished any of the information to Purchaser hereunder as a result of the inaccuracy, unreliability or insufficiency of, or any defect or mistake in, any of the information provided to Purchaser hereunder.  This Section XVII D has application to third party deliveries, and does not apply to deliveries of Seller’s documents and instruments, such as, but not limited to, leases and service contracts and has no application to Seller’s representations and warranties contained in this Agreement.

E.                                           Purchaser hereby fully and forever releases, acquits and discharges Seller of and from, and hereby fully and forever waives:

(i)                                    Any and all claims, actions, causes of action, suits, proceedings, demands, rights, damages, costs, expenses or other compensation whatsoever, whether known or unknown, direct or indirect, foreseeable or unforeseeable, absolute or contingent, that Purchaser now has or may have or which may arise in the future arising out of, directly or indirectly, or in any way connected with: (a) any negligent act or omission of Seller (or any person acting for or on behalf of Seller or for whose conduct Seller may be liable), whether or not such negligence be the active, passive or sole negligence of Seller, in connection with Seller’s prior ownership, operation or use of the Property; (b) any condition of environmental contamination or pollution at the Property, however and whenever occurring (including, without limitation, the contamination or pollution of any surface or subsurface soils, subsurface media, surface waters or ground waters at the Property); (c) to the extent not already included in (b), above, the prior, present or future existence, release or discharge, or threatened release, of any hazardous materials at the Property, however and whenever occurring (including, without limitation, the release or discharge, or threatened release, of any hazardous materials into the air at the Property, or into any soils, subsoils, surface waters or ground waters at the Property); (d) the violation of any applicable law now or hereafter in effect, however and whenever occurring, with respect to the Property; (e) geologic and seismic conditions at the Property, and soil and subsoil conditions at the Property; or (f) the condition of the Property (including, without limitation, any non-compliance thereof with building codes, other applicable laws, and private restrictions).

(ii)                                 Any and all damages; losses; costs; judgments; fines and penalties; fees; expenses; or other compensation whatsoever arising out of, directly or indirectly, or in any way connected with, any of the matters described in clauses (a) through (f) of Section XVII E (i).

(iii)                              Any claim for or right to indemnification, contribution or other compensation based on or arising under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), 42 U.S.C. §9601, et seq., or the Resource Conservation and Recovery Act, as amended (“RCRA”), 42 U.S.C. §6901, et seq., or any similar or other applicable law now or hereafter in effect.

(iv)                               Any claim for or based on trespass, nuisance, waste, negligence, negligence per se, strict liability, ultrahazardous activity, indemnification, contribution or other theory arising under the common law of the State of Georgia (or any other applicable jurisdiction) or arising under any applicable law now or hereafter in effect.

For purposes of this Section XVII E, the word “at” also means on, beneath, in, above, and in the vicinity of.

This Section XVII E has no application to deliveries of Seller’s documents and instruments, such as, but not limited to, rent rolls, leases, service contracts and operating statements, and has no application to Seller’s representations and warranties contained in this Agreement.

F.                                      The provisions of this Article XVII shall survive Closing.  Purchaser hereby acknowledges and agrees that the provisions of this Article XVII are material and included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller’s performance under this Agreement and that Seller has given Purchaser material concessions regarding this transaction in exchange for Purchaser agreeing to the provisions of this Article XVII.

ARTICLE XVIII — MISCELLANEOUS

A.                                    This Agreement constitutes the entire agreement between the parties hereto and cannot be changed or modified other than by a written agreement executed by both Purchaser and Seller.  This Agreement supersedes all previous agreements and understandings between the parties hereto with respect to the subject matter hereof.

B.                                      Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.  If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.  All terms and words used in this Agreement regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

C.                                      Intentionally Omitted.

D.                                     Time is of the essence of this Agreement and each term and provision hereof.  In the event that the last day for performance of any matter herein falls on a Saturday, Sunday or legal holiday, the time for performance shall automatically be extended to the next business day.

E.                                       If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

F.                                       All rights, powers and privileges conferred hereunder upon the parties unless otherwise provided shall be cumulative and not restricted to those given by law.

G.                                      No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any other party to its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof.

H.                                     Purchaser reserves the right to waive, in whole or in part, any condition or contingency herein which is for the Purchaser’s benefit.

I.                                          Subject to Section XVIII J hereof, the provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and the legal representatives of their estates.

J.                                         This Agreement may be assigned by Purchaser without Seller’s prior written consent only to an entity affiliated with or controlled by or under common control with Lennar Multifamily Investors, LLC.  If Purchaser assigns this Agreement, thereafter any reference in this Agreement to Purchaser shall be deemed to refer to such assignee or assignees.  No assignment by Purchaser shall relieve Purchaser of any of Purchaser’s obligations hereunder and Purchaser shall promptly provide Seller a copy of any such assignment.

K.                                     Anything contained in this Agreement to the contrary notwithstanding, (i) except as specifically set forth in this Agreement to the contrary, the terms and provisions of this Agreement shall not survive Closing and shall be merged into the Deed; and (ii) except as specifically set forth in this Agreement to the contrary, Seller does not make any warranties or representations of any kind or character, expressed or implied, with respect to the Property, its physical condition, income to be derived therefrom or expenses to be incurred with respect thereto, or any other matter or thing relating to or affecting the Property, and there are no oral or written agreements, warranties or representations with respect to the Property, except as otherwise expressly set forth in this Agreement.

L.                                       Seller and Purchaser each shall have the right to consummate the transaction contemplated in this Agreement as part of an exchange of like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.  Seller and Purchaser agree to cooperate with each other to effect such an exchange for Seller, Purchaser or both of them provided, however, (i) the ability of a party to effect an exchange shall not be a condition precedent to that party’s obligations under this Agreement, (ii) an exchange being effected by a party shall not result in any additional cost (other than a nominal cost) to the other party; (iii) neither party shall be obligated to take title to any other real property in order to effect such an exchange for the other party; (iv) no exchange shall delay the Closing Date; and (iv) any exchange being effected by a party shall be effected by means of that party’s use of a qualified intermediary.

N.                                     This Agreement may be executed in one or more counterparts, each of which shall constitute an originally executed Agreement, and it shall not be necessary that each party execute the same counterpart of this Agreement as long as each party executes one or more counterparts of this Agreement.  Delivery of any executed counterpart of the signature page to this Agreement and any amendment hereto by facsimile or pdf shall be as effective as delivery of a manually executed counterpart of this Agreement and any amendment hereto and shall be given full legal effect in accordance with the Uniform Electronic Transaction Act codified at O.C.G.A. §10-12-2.

O.                                     Purchaser agrees not to record this Agreement or any memorandum hereof in any public records, and that such recordation by or at the instance of Purchaser shall constitute a default under this Agreement.

P.                                       In the event this Agreement is terminated for any reason, Purchaser shall deliver to Seller copies of any and all reports, studies, plans or due diligence obtained by Purchaser with respect to the Property, including without limitation, any title commitment, survey, Phase I report, Phase II report, sewer study or report, traffic study or report, site plans, exterior elevation studies, geotechnical report, soils report, wetlands delineation, or other environmental study related to the Property, including the items set forth in Article VI (the “Due Diligence Materials”). Purchaser gives no representation, covenant, recourse or warranty concerning the accuracy, completeness, or correctness of the Due Diligence Materials for any purpose whatsoever.

ARTICLE XIX — AGREEMENTS RELATING TO DEVELOPMENT OF THE PROPERTY

A.                                    Prior to the Effective Date, Seller sold to Peachtree Parkway Holdings, LLC, Tract One consisting of 2.937 Acres as shown on the Subdivision Plat, and in connection with such sale, Seller and Peachtree Parkway Holdings, LLC, entered into (i) that certain Access Easement and Landscaping Agreement, a true and correct copy of which is attached hereto as Exhibit B and by this reference incorporated herein (herein referred to as the “Access Agreement”), and (ii) that certain Berm Agreement, a true and correct copy of which is attached hereto as Exhibit C and by this reference incorporated herein (herein referred to as the “Berm Agreement”), and (iii) that certain Escrow Agreement relating to the payment to the appropriate governing authority of $30,000.00 in connection with the signalization of the intersection of Peachtree Parkway and the proposed entry drive into the Land, a true and correct copy of which is attached hereto as Exhibit D and by this reference incorporated herein (herein referred to as the “Signalization Funds Escrow Agreement”); and (iv) that certain Restrictive Covenant, a true and correct copy of which is attached hereto as Exhibit E, and by this reference incorporated herein (herein referred to as the “Restrictive Covenant”).  Purchaser acknowledges having been advised by Seller that it may be necessary for the Access Agreement to be amended as contemplated in that certain letter agreement, a copy of which is attached hereto as Exhibit F and by this reference incorporated herein.

B.                                      As contemplated in Section IX A above, between the Effective Date and the Hard Date, Purchaser will determine whether or not in Purchaser’s estimation any changes are required to be made to the Access Agreement, the Berm Agreement, the Restrictive Covenant and/or the Signalization Funds Escrow Agreement, and in the event the Purchaser determines that such changes need to be made, Purchaser shall notify Seller, and Seller and Purchaser shall work together in a commercially reasonable effort to agree upon such changes and shall attempt to obtain the agreement of Piedmont Five, LLC (and Peachtree Parkway Holdings, LLC, as appropriate) to such changes, which will be incorporated into amendments to the Access Agreement, the Berm Agreement, the Restrictive Covenant and/or the Signalization Funds Escrow Agreement, as appropriate.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, sealed and delivered the day and year first above written.

SELLER:

ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership

By:	Roberts Realty Investors, Inc., a Georgia corporation, its sole general partner

	By:	/s/ Charles R. Elliott
Charles R. Elliott,
CFO

(CORPORATE SEAL)

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PURCHASER:

LENNAR MULTIFAMILY INVESTORS, LLC, a Delaware limited liability company

By:	/s/ Christopher P. Cassidy
Christopher P. Cassidy,
Vice President

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Fidelity National Title Insurance Company joins in the execution of this Agreement under seal for the purpose of acknowledging the agreement as to the holding of the Deposit in escrow, as of the day and year first above written.

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Leon Adams, Jr.
Leon Adams, Jr.
VP / Counsel

The undersigned, Roberts Properties, Inc., Roberts Properties Construction, Inc. and Charles S. Roberts execute this Agreement for the sole purpose of acknowledging to cancel, terminate and satisfy of record the Covenant no later than the Closing Date in consideration of the payment by Seller of $500,000.00.

/s/ Charles S. Roberts
Charles S. Roberts, Individually

ROBERTS PROPERTIES INC., a Georgia corporation

By:	/s/ Charles S. Roberts
Name: Charles S. Roberts
	Title:	President

ROBERTS PROPERTIES CONSTRUCTION, INC., a Georgia corporation

By:	/s/ Charles S. Roberts
Name: Charles S. Roberts
	Title:	President

EXHIBIT A

Tract Two consisting of 20.609 acres as shown on Final Plat recorded in Plat Book 129, pages 136 and 137, Gwinnett County Superior Court records.

EXHIBIT B

AFTER RECORDING, RETURN TO:

Ms. Catherine S. Moore

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway, Suite 1800
Atlanta, Georgia 30339

ACCESS EASEMENT AND LANDSCAPING AGREEMENT

THIS ACCESS EASEMENT AND LANDSCAPING AGREEMENT (“Agreement”) is made and entered into this 27th day of September, 2012, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as “Roberts”) PEACHTREE PARKWAY HOLDINGS, LLC a Georgia limited liability company (“PPH”), and PIEDMONT FIVE, LLC, a Georgia limited liability company (hereinafter referred to as “Piedmont”).

W I T N E S S E T H:

WHEREAS, Roberts is the owner in fee simple of certain property located in Gwinnett County, Georgia, and more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (“Roberts Property”); and

WHEREAS, PPH is the owner in fee simple of certain property located in Gwinnett County, Georgia, and more particularly described on Exhibit “B” attached hereto and incorporated herein by reference (“PPH Property”); and

WHEREAS, Piedmont is the owner in fee simple of certain property located in Gwinnett County, Georgia, and more particularly described on Exhibit “C” attached hereto and incorporated herein by reference (“Piedmont Property”); and

WHEREAS, in connection with the sale from Roberts to PPH of the PPH Property, PPH and Piedmont desire to obtain from Roberts, and Roberts desires to grant to PPH and Piedmont, an access easement over a portion of the Roberts Property more particularly described in Exhibit “D” attached hereto and incorporated herein by reference (the “Access Easement Area”) to provide vehicular and pedestrian access to and from the PPH Property and the Piedmont Property to and from Peachtree Parkway (Georgia Highway 141); and

WHEREAS, in connection with the sale from Roberts to PPH of the PPH Property, Roberts and PPH have agreed to designate a landscape strip on the PPH Property for the benefit of the Roberts Property, and desire to memorialize their agreement herein; and

NOW THEREFORE, for and in consideration of Ten and No/100ths Dollars ($10.00), and in consideration of the premises, mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

l.   Incorporation of Recitals.  The foregoing recitals are true and correct and are expressly incorporated herein by this reference.

2.   Access Easement.  Roberts hereby grants to Piedmont and PPH, and their respective successors, assigns, agents, tenants and invitees, a perpetual non-exclusive access easement (the “Access Easement”) over, across and upon the Access Easement Area, shown as Exhibit D-1 and a road to be constructed within a portion of the Access Easement Area for the purpose of providing vehicular and pedestrian ingress and egress to and from the PPH Property and the Piedmont Property to and from Peachtree Parkway (Georgia Highway 141).  Further, Roberts hereby grants to PPH and Piedmont, its successors, assigns, agents, tenants and invitees, a temporary construction easement over, across and upon the area shown in Exhibit “D-2” as the “Temporary Construction Easement” for the purpose of PPH’s or Piedmont’s construction of a driveway, curb cuts, and related improvements within the Access Easement Area (the “Temporary Construction Easement”) pursuant to Section 3 below.  The Temporary Construction Easement shall automatically terminate at such time as the driveway, curb cuts and related improvements are constructed and completed.

3.   Construction and Maintenance of Easements.  Roberts (and all references to Roberts herein shall include any transfer of the Roberts Property, its successors and assigns) shall have the right, but not the obligation, to construct the driveway, curb cuts and related improvements within the Access Easement Area prior to July 31, 2013.  Roberts shall provide construction plans and detailed cost estimates to PPH and Piedmont for PPH’s and Piedmont’s approval (which approval will not be unreasonably withheld) prior to the commencement of construction.  Such approval shall occur within 15 business days of the receipt of the construction plans and detailed cost estimates.  Roberts shall initially pay all construction and maintenance costs, provided that Piedmont and PPH shall reimburse Roberts for one-half of all construction and maintenance costs of the driveway, curb cuts and related improvements located within the Access Easement Area.  In the event that Roberts elects not to construct the driveway, curb cuts and related improvements on or before July 31, 2013, then Piedmont and PPH shall have the right to install a temporary driveway at its sole cost and expense, and in the event that Piedmont and PPH construct such temporary driveway, then Piedmont and PPH shall have no obligation to contribute to, nor reimburse Roberts for, the cost to construct the final and permanent driveway.  Notwithstanding the foregoing, however, if the applicable governmental entity requires Piedmont and PPH to construct the permanent driveway, then Piedmont and PPH shall provide construction plans and detailed cost estimates to Roberts for Roberts’ approval (which approval will not be unreasonably withheld) prior to the commencement of construction.  Such approval shall occur within 15 business days of the receipt of the construction plans and detailed cost estimates.  PPH and Piedmont shall then initially pay all construction and maintenance costs, provided that Roberts shall reimburse PPH and Piedmont for one-half of all construction and maintenance costs of the driveway, curb cuts and related improvements located within the Access Easement Area.  Once the permanent driveway is completed, Roberts shall be obligated to maintain and repair the driveway improvements at its sole cost and expense, subject to

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PPH and Piedmont reimbursing Roberts for one-half of said cost.  The party constructing the driveway, curb cuts and related improvements shall have the sole and exclusive right to use the aforesaid driveway, curb cuts and related improvements until such time as the non-constructing party pays the constructing party one half of all construction costs incurred by the constructing party for the driveway, curb cuts and related improvements within the Access Easement Area.  The amount of any unreimbursed construction costs described in the preceding sentence shall be deemed a lien against the property of the non-constructing party until paid, and the constructing party shall have a right to file a lien in the manner described in Section 5 below.  All construction costs, all maintenance costs and any other amounts to be paid or reimbursed under this Agreement shall be paid within twenty (20) days of written demand (which shall include all invoices and supporting documentation of all such costs incurred and to be reimbursed) from the party seeking said reimbursement.

4.   Landscaping Agreement.  Roberts acknowledges that PPH intends to attempt to rezone a portion of the PPH Property to a commercial zoning classification.  In connection with said rezoning, PPH intends to request from the applicable zoning authority a variance related to any landscaping or other buffers set forth in said zoning classification to instead allow for landscaping strips along the side and rear of the PPH Property.  Roberts agrees to support, at no cost to Roberts, PPH’s application or petition to the applicable governmental authority related to said reduction or variance, provided, however, that any such reduced landscape strip shall not be less than (i) twenty (20) feet in width from the rear of the PPH Property, and (ii) twenty-five (25) feet in width from the side of the PPH Property (said rear and side buffer together, the “Landscape Strip”).  PPH shall install and maintain landscaping and landscaping barriers within the Landscape Strip pursuant to a landscaping plan to be agreed upon and approved in writing by Roberts in its reasonable discretion and the applicable governmental authority.  In the event that PPH fails to maintain the Landscape Strip in accordance with the aforementioned approved landscaping plan, then Roberts shall have the right to enter upon the Landscape Strip and perform any maintenance, installation or other curative work to conform the Landscape Strip to the approved landscaping plan and be reimbursed for such costs by PPH in accordance with the Agreement.

5.                                       Default.  If any party (the “Defaulting Party”) to this Agreement fails to perform any of its obligations hereunder, then the other party (the “Non-Defaulting Party”) shall have all remedies available at law or in equity (including, without limitation, the right to specific performance and injunctive relief), however, the parties hereto hereby agree that any claim for damages relating to any breach or default of any provision of this Agreement shall be limited to the equity in the respective properties.  In the event of a default, the Non-Defaulting Party shall give the Defaulting Party written notice of such default, except that no such notice shall be required in the case of an emergency.  The Defaulting Party shall have thirty (30) days after receipt of such notice in which to cure the default.  If such default is not cured within the thirty (30) day period, the Non-Defaulting party shall have the right, but not the obligation, to cure such default on behalf of the Defaulting Party and provide an invoice to the Defaulting Party for all costs and expenses incurred in connection with the curing of such default.  The Defaulting Party shall reimburse the Non-Defaulting Party for such costs and expenses within twenty (20) days after the receipt of such invoice.  In the event that the Defaulting Party fails to reimburse the Non-Defaulting Party within such time period, the amount due shall bear interest at the greater of ten percent (10%) per annum or the highest rate allowed by law until paid.

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Any claim for payment hereunder, together with interest thereon, shall constitute a lien against the Defaulting Party’s property, however, the lien shall not attach to such property or become effective until it has been filed of record in Gwinnett County, Georgia, and specifying therein:  (i) the name of the lienor, (ii) the basis for the claim, including a reference to this Agreement, and the relevant recording information, (iii) the amount of such claim, (iv) the name of the Defaulting Party, (v) the legal description of the Defaulting Party’s property against which the lien is to be filed and (vi) a certification stating that the Defaulting Party has been provided with a copy of the lien in accordance with this Paragraph 5.  The Non-Defaulting Party shall have the right to enforce such lien in any judicial proceedings.  Any party requesting an estoppel certificate concerning this Agreement shall be entitled to rely on an estoppel certificate from the record title owner of the Roberts Property, the PPH Property or the Piedmont Property, as the case may be, at the time the estoppel certificate is requested.  Any estoppel certificate requested from either the owner of the Roberts Property or the PPH Property or the Piedmont Property shall be given within fifteen (l5) days of a written request, and if no response is given within such time frame, the party requesting such estoppel certificate shall be entitled to conclusively presume that no amounts are owing from the party in question and no lien rights other than those then of record exist with respect to the party in question.  Notwithstanding anything contained to the contrary in any other provisions hereof, as to subdivided portions of the PPH Property and the Piedmont Property which are sold, transferred or conveyed to parties other than Piedmont or PPH, such third party owners may obtain a release from any claim of lien filed hereunder by paying a proportionate part of the amount claimed due under the lien, computed by multiplying the amount claimed due by a fraction, the numerator of which is the amount of acreage contained in the third party owner’s subdivided property and the denominator of which is the total amount of acreage on the date of this Agreement in the PPH Property or the Piedmont Property, as applicable.

6.   Traffic Safety.  Roberts shall have the right to impose and enforce reasonable traffic rules and traffic safety regulations in connection with the use of the Access Easement Area by any party.

7.   Taxes and Assessments.  The owner of the Roberts Property, the owner of the Piedmont Property,  and the owner of the PPH Property, respectively, shall be solely responsible for payment of all taxes and assessments levied against their respective properties.

8.   Use of Easements.  The easements, rights and privileges set forth herein shall be for the benefit of PPH, and its successors and assigns, Piedmont, and its successors and assigns, and Roberts, and its successors and assigns, and their tenants and their tenants’ respective licensees, customers, employees, agents, invitees, successors and assigns.  The easements, rights, privileges, restrictions, benefits and obligations hereunder shall be covenants running with the land.

9. Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and, except as specifically provided for herein, may not be amended, waived or discharged, except by an instrument in writing executed by PPH, Piedmont and Roberts (or their respective successors and assigns), and their respective mortgagees, to the extent necessary, and which written document shall be recorded in the public records of Gwinnett County, Georgia.

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10.   Effective Date.  This Agreement shall be effective upon its full execution, whereupon it shall be recorded in the public records of Gwinnett County, Georgia.

11.   Notices.  Any notice or other communication by either party to the other shall be in writing and shall be given and deemed to have been given when delivered personally, delivered by overnight courier or three (3) days after being mailed postage prepaid, registered or certified addressed as follows (or to such other address or officer as either party may designate by written notice to the other party):

to Piedmont:                                                                     Piedmont Five, LLC

5100 Peachtree Parkway

Norcross, Georgia 30092

Attention: Mr. Monty Watson

With a Copy to:

Michael Hay, Esq.

One Sugarloaf Centre

Suite 4000

1960 Satellite Boulevard

Duluth, GA 30097

to PPH:                                                                                                Peachtree Parkway Holdings, LLC

5100 Peachtree Parkway, Suite 200

Norcross, Georgia 30092

Attention: Mr. Robert D. Cheeley

With a Copy to:

Michael Hay, Esq.

One Sugarloaf Centre

Suite 4000

1960 Satellite Boulevard

Duluth, GA 30097

To Roberts:                                                                       Roberts Properties Residential, L.P.

c/o Roberts Realty Investors, Inc.

450 Northridge Parkway

Suite 302

Atlanta, GA 30350

Attention: Mr. Charles S. Roberts

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With a copy to:

Smith, Gambrell & Russell, LLP

Promenade Two, Suite 3100

1230 Peachtree Street, N.E.

Atlanta, GA 30309

Attention: Jon M. Gallant, Esq.

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway, Suite 1800

Atlanta, GA 30339

Attention: Sanford H. Zatcoff, Esq.

12.  Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provisions which are not invalid to persons or circumstances shall not be affected thereby, but rather this Agreement shall be enforced to the greatest extent permitted by law.  No breach or default of any provision of this Agreement shall entitle any party to cancel, rescind or otherwise terminate this Agreement.

13.  Attorneys’ Fees.  In the event of any dispute hereunder or of any action to interpret or enforce this Agreement, any provision hereof or any matter arising herefrom, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses actually incurred, including but not limited to witness fees, expert fees, consultant fees, attorney, paralegal and legal assistant fees, costs and expenses, and other professional fees, costs and expenses, whether suit be brought or not and whether in any settlement, in any bankruptcy action, in any declaratory action, at trial or on appeal.

14.  Caption and Paragraph Headings.  The captions and paragraph headings set forth herein are for convenience only and are not intended to effect the provisions of this Agreement.

15.  Not a Public Dedication.  Nothing contained herein shall be deemed to be a gift or dedication of any portion of the Piedmont Property, the PPH Property or the Roberts Property to or for the general public or for any public purposes whatsoever, it being the intention of the parties hereto that this Agreement shall be strictly limited to and for the purposes expressed herein, and no other easements shall be implied or assumed, including, but not limited to, easements for parking.

16. Indemnity.  Piedmont and PPH hereby expressly indemnify, save and hold harmless Roberts from any and all liabilities, claims, costs, damages and expenses of whatsoever nature or form in any way or manner arising from, through, out of or associated or connected with any work performed by Piedmont or PPH on or use by Piedmont or PPH, or their licensees, customers, employees, agents and/or invitees, of the Roberts Property. Despite anything contained in this Agreement to the contrary, no Defaulting Party shall have any personal liability with respect to any of the provisions of this Agreement, except as to any mechanic’s, materialmen’s or other similar lien claims asserted against the property of the Non-Defaulting Party and arising from work or

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improvements contemplated in this Agreement, for which the Defaulting Party shall have personal liability.  In seeking any recovery against the Defaulting Party, the Non-Defaulting Party shall look solely to the interest of the Defaulting Party and the Defaulting Party’s successors and assigns, in the PPH Property, the Piedmont Property and the Roberts Property and the improvements thereon and rent and other income derived therefrom if Piedmont is the Defaulting Party, or to the interest of the Defaulting Party and the Defaulting Party’s successors and assigns in the Roberts Property and the improvements thereon and rent and other income derived therefrom if Roberts is the Defaulting Party, or to the interest of the Defaulting Party and the Defaulting Party’s successors and assigns in the PPH Property and the improvements thereon and rent and other income derived therefrom if PPH is the Defaulting Party.  In no event shall either Roberts, PPH or Piedmont, including their respective successors in title, be responsible for any special damages, consequential damages, exemplary damages, bad faith damages, punitive damages or attorney’s fees.

17.                                 No Joint Venture.  Nothing contained in this Agreement shall be construed to make the owners of the Roberts Property, PPH Property or the Piedmont Property partners or joint venturers, or to render either owner liable for the debts or obligations of the other owner.

18.                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective heirs, legal representatives, successors and assigns.

19.                                 Time is of the Essence.  Time is of the essence of this Agreement and each term and provision hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Signed, sealed and delivered in the presence of:	PIEDMONT FIVE, LLC,
a Georgia limited liability company

/s/ Kim M. Brothers	By:	/s/ Monty G. Watson	(SEAL)
WITNESS		Monty G. Watson, Managing Member

/s/ Michael J. Hay
NOTARY PUBLIC

Signed, sealed and delivered presence of:	PEACHTREE PARKWAY HOLDINGS, LLC, a Georgia limited liability company

/s/ Gregory A. Randall	By:	/s/ Robert D. Cheeley	(SEAL)
WITNESS		Robert D. Cheeley, President

/s/ Catherine S. Moore
NOTARY PUBLIC

Signed, sealed and delivered in the presence of:	ROBERTS PROPERTIES RESIDENTIAL, L.P., a
Georgia limited partnership

/s/ Gregory A. Randall	Roberts Realty Investors, Inc., a Georgia
WITNESS	corporation, its sole general partner

/s/ Catherine S. Moore
NOTARY PUBLIC	By:	/s/ Charles S. Roberts
Charles S. Roberts
President

(CORPORATE SEAL)

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ADD CONSENT AND JOINDER TO EASEMENT FROM ANY LENDER WITH A SECURITY INTEREST IN THE ROBERTS PROPERTY

9

EXHIBIT “A”

[ROBERTS PROPERTY]

All that tract or parcel of land lying and being in Land Lot 301 of the 6th Land District, Gwinnett County, Georgia and being more particularly shown as Tract Two on that certain Final Plat for Roberts Properties Residential, L.P., prepared by Randall W. Dixon, Georgia Registered Land Surveyor No. 1678 of Precision Planning, Inc., dated September 12, 2012, filed September 25, 2012, and recorded in Plat Book 129, pages 136 and 137, aforesaid records and incorporated herein by this reference.

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EXHIBIT “B”

PPH PROPERTY

All that tract or parcel of land lying and being in Land Lot 301 of the 6th Land District, Gwinnett County, Georgia and being more particularly shown as Tract One on that certain Final Plat for Roberts Properties Residential, L.P., prepared by Randall W. Dixon, Georgia Registered Land Surveyor No. 1678 of Precision Planning, Inc., dated September 12, 2012, filed September 25, 2012, and recorded in Plat Book 129, pages 136 and 137, aforesaid records and incorporated herein by this reference.

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EXHIBIT “C”

“PIEDMONT PROPERTY”

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 301 of the 6th District, Gwinnett County, Georgia, containing approximately 109,892 square feet or 2.52 acres, as shown on that certain ALTA/ACSM Land Title Survey for Piedmont Five, LLC, First Covenant Bank and Chicago Title Insurance Company, dated June 5, 2009, as last revised August 20, 2009, prepared by Harkleroad and Associates and bearing the seal of Donald W. Harkleroad, Georgia Registered Land Surveyor No. 1578, and being more particularly described according to said survey as follows:

BEGINNING at an iron pin set on the easterly Land Lot line of Land Lot 301 at the intersection of the southeasterly Right of Way line of Peachtree Parkway (State Route 141) (having a variable Right of Way) and the southwesterly Right of Way line of Medlock Bridge Road (having a variable Right of Way); thence along the easterly Land Lot line of Land Lot 301 and the southwesterly Right of Way line of Medlock Bridge Road South 26 Degrees 24 Minutes 05 Seconds East, 352.29 feet to an iron pin found; thence leaving the southwesterly Right of Way line of Medlock Bridge Road South 58 Degrees 05 Minutes 52 Seconds West, 699.11 feet to an iron pin set on the southeasterly Right of Way line of Peachtree Parkway (State Route 141); thence along the southeasterly Right of Way line of Peachtree Parkway (State Route 141) North 39 Degrees 12 Minutes 35 Seconds East, 237.18 feet to an iron pin set; thence continue along the southeasterly Right of Way line of Peachtree Parkway (State Route 141) North 32 Degrees 15 Minutes 47 Seconds East, 297.64 feet to an iron pin found; thence continue along the southeasterly Right of Way line of Peachtree Parkway (State Route 141) North 18 Degrees 13 Minutes 58 Seconds East, 102.77 feet to an iron pin found; thence continue along the southeasterly Right of Way line of Peachtree Parkway (State Route 141) North 32 Degrees 15 Minutes 18 Seconds East, 179.65 feet to an iron pin set and THE POINT OF BEGINNING.

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EXHIBIT “D”

[ACCESS EASEMENT AREA]

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EXHIBIT “E”

TEMPORARY CONSTRUCTION EASEMENT

14

EXHIBIT C

AFTER RECORDING, RETURN TO:

Ms. Catherine S. Moore

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway, Suite 1800
Atlanta, Georgia  30339

BERM AGREEMENT

THIS BERM AGREEMENT (“Agreement”) is made and entered into this 27th day of September, 2012, by and among ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as “Roberts”), PEACHTREE PARKWAY HOLDINGS, LLC, a Georgia limited liability company (hereinafter referred to as “Peachtree”) and PIEDMONT FIVE, LLC, a Georgia limited liability company (“Piedmont”).

W I T N E S S E T H:

WHEREAS, Roberts is the owner in fee simple of certain property located in Gwinnett County, Georgia, and more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (“Roberts Property”); and

WHEREAS, Peachtree is the owner in fee simple of certain real property located in Gwinnett County, Georgia, and more particularly described on Exhibit “B-1” attached hereto and incorporated herein by reference (the “Peachtree Property”); and

WHEREAS, Piedmont is the owner in fee simple of certain property located in Gwinnett County, Georgia, and more particularly described on Exhibit “B-2” attached hereto and incorporated herein by reference (“Piedmont Property”); and

WHEREAS, in connection with the sale from Roberts to Piedmont of the Piedmont Property, the parties have agreed that a large berm, located on the Piedmont Property and partially on the Roberts Property and partially on the Peachtree Property must be removed to allow for the development of the Piedmont Property, the Peachtree Property and the Roberts Property, and the parties hereto desire, among other things, to grant such easements necessary to allow for the berm to be removed, and to set forth the terms and conditions for the berm removal; and

NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

l.                  Incorporation of Recitals.  The foregoing recitals are true and correct and are expressly incorporated herein by this reference.

2.               Grading Easement.  Piedmont and Peachtree each hereby grant to Roberts, and Roberts’ successors and assigns, an exclusive grading easement (the “Grading Easement”) in, to, over, under, and across the portions of the Piedmont Property and the Peachtree Property, respectively, shown as the cross-hatched area in Exhibit “C” attached hereto and incorporated herein by reference (the “Grading Easement Area”), to provide Roberts access to the Grading Easement Area for the purpose of removing a natural berm located within the Grading Easement Area in accordance with a grading plan which shall be prepared by Roberts at its sole cost and expense and provided to Piedmont and Peachtree for their reasonable approval prior to the commencement of construction (the “Grading Plan”).  Such approval shall occur within 15 business days of the receipt of the Grading Plan.  Roberts will be responsible for all costs of permitting and construction related to the said berm removal and grading.  The Grading Plan shall provide, among other things, that the graded elevation of the Grading Easement Area after removal of the berm shall be no higher than 1015 feet.  Additionally, the Grading Plan will provide that the berm is removed and that the Roberts Property is graded to an extent that no retaining walls or any other slope maintenance facilities will be required on the Piedmont Property or the Peachtree Property after the berm is removed and the grading is completed.  Roberts shall have the right to all the dirt removed from the Grading Easement Area, and Roberts may use said dirt to level, balance, and grade the Roberts Property and/or the Grading Easement Area pursuant to the Grading Plan.

3.               Timing of Berm Removal and Rights of Piedmont.  Roberts shall provide written notice to Piedmont and Peachtree, on or before March 31, 2013, of its intention to remove the berm and perform the grading (“Removal Notice”), it being acknowledged by the parties hereto that Roberts has the right, but not the obligation, to perform said berm removal and grading.  In the event that Roberts provides the Removal Notice, the removal of the berm and requisite grading in accordance with the Grading Plan shall be performed by Roberts at the sole cost and expense of Roberts and will be completed by July 31, 2013.  In the event that Roberts fails to provide the Removal Notice or notifies Piedmont and Peachtree that it does not intend to remove the berm and perform the grading by July 31, 2013, then Piedmont and Peachtree agree that they shall be fully responsible for the removal of the berm and the requisite grading as set forth in the Grading Plan, at Piedmont’s and Peachtree’s sole cost and expense, by July 31, 2013.  In the event that Piedmont and Peachtree are required to remove the berm, all dirt removed shall be disposed of by Piedmont and Peachtree in their sole discretion.  Further, Roberts hereby grants to Piedmont and Peachtree, and their respective successors and assigns, an exclusive grading easement (the “Roberts Grading Easement”) in, to, over, under, and across the portion of the Roberts Property shown as the cross-hatched area in Exhibit “D” attached hereto and incorporated herein by reference (the “Roberts Grading Easement Area”), to provide Piedmont and Peachtree access to the Roberts Grading Easement Area for the purpose of removing any portion of the natural berm located within the Roberts Grading Easement Area in accordance with the Grading Plan.

4.               Use of Easements.  The easements, rights and privileges set forth herein shall be for the benefit of Piedmont and Peachtree and Roberts, and their respective successors and assigns.  The easements hereunder shall be a covenant running with the land.  The easements granted herein shall automatically terminate at such time as the berm is removed as provided in the Grading Plan.

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5.               Indemnity.  Roberts hereby expressly indemnifies, saves and holds harmless Piedmont and Peachtree from any and all liabilities, claims, costs, damages and expenses of whatsoever nature or form in any way or manner arising from, through, out of or associated or connected with any work performed by Roberts on or use by Roberts or their agents of the Piedmont Property or the Peachtree Property or any portion thereof.  Piedmont and Peachtree each hereby expressly indemnifies, saves and holds harmless Roberts from any and all liabilities, claims, costs, damages and expenses of whatsoever nature or form in any way or manner arising from, through, out of or associated or connected with any work performed by Piedmont or Peachtree on or use by Piedmont or Peachtree or their respective agents of the Roberts Property or any portion thereof. Further, and despite anything contained to the contrary in any other provision hereof, in no event shall either party be responsible for any special damages, consequential damages, exemplary damages, bad faith damages, punitive damages or attorney’s fees in connection herewith.

6.               Entire Agreement.  This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and, except as specifically provided for herein, may not be amended, waived or discharged, except by an instrument in writing executed by Piedmont, Peachtree and Roberts (or their respective successors and assigns), and their respective mortgagees, to the extent necessary, and which written document shall be recorded in the public records of Gwinnett County, Georgia.

7.               Effective Date.  This Agreement shall be effective upon its full execution, whereupon it shall be recorded in the public records of Gwinnett County, Georgia.

8.               Notices.  Any notice or other communication by either party to the other shall be in writing and shall be given and deemed to have been given when delivered personally, delivered by overnight courier or three (3) days after being mailed postage prepaid, registered or certified addressed as follows (or to such other address or officer as either party may designate by written notice to the other party):

To Peachtree:	Peachtree Parkway Holdings, LLC
5100 Peachtree Parkway
Norcross, Georgia 30092
Attention: Mr. Monty Watson

With a Copy to:

Michael Hay, Esq.
One Sugarloaf Centre
Suite 4000
1960 Satellite Boulevard
Duluth, GA 30097

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To Piedmont:	Piedmont Five, LLC
5100 Peachtree Parkway
Norcross, GA 30092
Attention: Mr. Monty Watson

With a copy to:

Michael Hay, Esq.
One Sugarloaf Centre
Suite 4000
1960 Satellite Boulevard
Duluth, GA 30097

To Roberts:	Roberts Properties Residential, L.P.
c/o Roberts Realty Investors, Inc.
450 Northridge Parkway
Suite 302
Atlanta, GA 30350
Attention: Mr. Charles S. Roberts

With a copy to:

Smith, Gambrell & Russell, LLP
Promenade Two, Suite 3100
1230 Peachtree Street, N.E.
Atlanta, GA 30309
Attention: Jon M. Gallant, Esq.

And to:

Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Parkway, Suite 1800
Atlanta, GA 30339
Attention: Sanford H. Zatcoff, Esq.

9.               Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provisions which are not invalid to persons or circumstances shall not be affected thereby, but rather this Agreement shall be enforced to the greatest extent permitted by law.  No breach or default of any provision of this Agreement shall entitle any party to cancel, rescind or otherwise terminate this Agreement.

10.         Attorneys’ Fees.  In the event of any dispute hereunder or of any action to interpret or enforce this Agreement, any provision hereof or any matter arising herefrom, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses actually incurred, including but

4

not limited to witness fees, expert fees, consultant fees, attorney, paralegal and legal assistant fees, costs and expenses, and other professional fees, costs and expenses, whether suit be brought or not and whether in any settlement, in any bankruptcy action, in any declaratory action, at trial or on appeal.

11.         Caption and Paragraph Headings.  The captions and paragraph headings set forth herein are for convenience only and are not intended to effect the provisions of this Agreement.

12.         No Joint Venture.  Nothing contained in this Agreement shall be construed to make the owners of the Roberts Property or the Piedmont Property or the Peachtree Property partners or joint venturers, or to render either owner liable for the debts or obligations of the other owner.

13.         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective heirs, legal representatives, successors and assigns.

14.         Time is of the Essence.  Time is of the essence of this Agreement and each term and provision hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Signed, sealed and delivered in the presence of:	PEACHTREE PARKWAY HOLDINGS, LLC,
a Georgia limited liability company

/s/ Gregory A. Randall	By:	/s/ Robert D. Cheeley	(SEAL)
WITNESS		Robert D. Cheeley, President

/s/ Michael J. Hay
NOTARY PUBLIC

Signed, sealed and delivered in the presence of:	PIEDMONT FIVE, LLC, a Georgia limited liability company

/s/ Kim M. Brothers	By:	/s/ Monty G. Watson	(SEAL)
WITNESS		Monty G. Watson, Managing Member

/s/ Michael J. Hay
NOTARY PUBLIC

Signed, sealed and delivered in the presence of:	ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership

/s/ Gregory A. Randall	Roberts Realty Investors, Inc., a Georgia
WITNESS	corporation, its sole general partner

/s/ Catherine S. Moore		By:	/s/ Charles S. Roberts
NOTARY PUBLIC			Charles S. Roberts
President

(CORPORATE SEAL)

6

ADD CONSENT AND JOINDER TO EASEMENT FROM ANY LENDER WITH A SECURITY INTEREST IN THE ROBERTS PROPERTY

7

EXHIBIT “A”

“ROBERTS PROPERTY”

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 301 of the 6th Land District, Gwinnett County, Georgia and being more particularly shown as Tract Two on that certain Final Plat for Roberts Properties Residential, L.P., prepared by Randall W. Dixon, Georgia Registered Land Surveyor No. 1678 of Precision Planning, Inc., dated September 12, 2012, filed September 25, 2012, and recorded in Plat Book 129, pages 136 and 137, Gwinnett County, Georgia records, and incorporated herein by this reference.

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EXHIBIT “B-1”

“PEACHTREE PROPERTY”

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 301 of the 6th Land District, Gwinnett County, Georgia and being more particularly shown as Tract One on that certain Final Plat for Roberts Properties Residential, L.P., prepared by Randall W. Dixon, Georgia Registered Land Surveyor No. 1678 of Precision Planning, Inc., dated September 12, 2012, filed September 25, 2012, and recorded in Plat Book 129, pages 136 and 137, Gwinnett County, Georgia records, and incorporated herein by this reference.

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EXHIBIT “B-2”

“PIEDMONT PROPERTY”

EXHIBIT “B-

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 301 of the 6th District, Gwinnett County, Georgia, containing approximately 109,892 square feet or 2.52 acres, as shown on that certain ALTA/ACSM Land Title Survey for Piedmont Five, LLC, First Covenant Bank and Chicago Title Insurance Company, dated June 5, 2009, as last revised August 20, 2009, prepared by Harkleroad and Associates and bearing the seal of Donald W. Harkleroad, Georgia Registered Land Surveyor No. 1578, and being more particularly described according to said survey as follows: BEGINNING at an iron pin set on the easterly Land Lot line of Land Lot 301 at the intersection of the southeasterly Right of Way line of Peachtree Parkway (State Route 141) (having a variable Right of Way) and the southwesterly Right of Way line of Medlock Bridge Road (having a variable Right of Way); thence along the easterly Land Lot line of Land Lot 301 and the southwesterly Right of Way line of Medlock Bridge Road South 26 Degrees 24 Minutes 05 Seconds East, 352.29 feet to an iron pin found; thence leaving the southwesterly Right of Way line of Medlock Bridge Road South 58 Degrees 05 Minutes 52 Seconds West, 699.11 feet to an iron pin set on the southeasterly Right of Way line of Peachtree Parkway (State Route 141); thence along the southeasterly Right of Way line of Peachtree Parkway (State Route 141) North 39 Degrees 12 Minutes 35 Seconds East, 237.18 feet to an iron pin set; thence continue along the southeasterly Right of Way line of Peachtree Parkway (State Route 141) North 32 Degrees 15 Minutes 47 Seconds East, 297.64 feet to an iron pin found; thence continue along the southeasterly Right of Way line of Peachtree Parkway (State Route 141) North 18 Degrees 13 Minutes 58 Seconds East, 102.77 feet to an iron pin found; thence continue along the southeasterly Right of Way line of Peachtree Parkway (State Route 141) North 32 Degrees 15 Minutes 18 Seconds East, 179.65 feet to an iron pin set and THE POINT OF BEGINNING.

EXHIBIT “C”

[GRADING EASEMENT AREA]

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EXHIBIT “D”

ROBERTS GRADING EASEMENT AREA

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EXHIBIT D

ESCROW AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this 27th day of September, 2012, by and among ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as the “Seller”), PEACHTREE PARKWAY HOLDINGS, LLC, a Georgia limited liability company (hereinafter referred to as the “Purchaser”), and THE PIEDMONT BANK (hereinafter referred to as the “Escrow Agent”).

STATEMENT OF BACKGROUND

A.                                    Seller has conveyed to Purchaser on even date herewith the real property described on Exhibit A attached hereto and made a part hereof (the “Property”) pursuant to that certain Sales Contract having an Effective Date of September 11, 2012 between Seller and Piedmont Five, LLC, as same may have been amended through the date hereof, and as assigned by Piedmont Five, LLC to Purchaser (the “Sales Contract”).

B.                                    Pursuant to Section XIX C of the Sales Contract, Seller and Purchaser each agreed to deposit the sum of $15,000.00 for a total of $30,000.00 (the “Escrowed Funds”), the Escrowed Funds to be used for the purpose of paying to the appropriate governing authority a signalization fee in the amount of $30,000.00 (the “Signalization Fee”) in connection with the signalization of the intersection of Peachtree Parkway and the proposed entry driveway, all as provided in Section XIX C of the Sales Contract, such Escrowed Funds to be held by Escrow Agent in accordance with the terms of this Agreement.

C.                                    Purchaser and Seller are mutually desirous of having Escrow Agent act as the escrow agent as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) in hand paid by each party hereto to each other party hereto, and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by the parties hereto prior to the execution, sealing and delivery of this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      The foregoing Statement of Background is hereby incorporated herein to the same extent as if hereinafter fully set forth.

2.                                      Concurrently with the full execution of this Agreement, Seller and Purchaser are paying to Escrow Agent the Escrowed Funds.

3.                                      Escrow Agent is hereby directed to invest the Escrowed Funds into an interest-bearing account with a depository of Escrow Agent’s choosing, with interest thereon to be disbursed one-half to Seller and one-half to Purchaser.  Seller hereby certifies that its taxpayer identification number is 58-2122875.  Purchaser hereby certifies that its taxpayer identification number is 46-1023326.

4.                                      At such time as the owner of the Property (the “Commercial Owner”) or the owner of the real property described on Exhibit B attached hereto and made a part hereof (the “Apartment Owner”) first commences the construction of the entry driveway pursuant to Section XIX C of the Sales Contract, then whichever of the Commercial Owner or the Apartment Owner which first commences such construction shall direct Escrow Agent to pay the Signalization Fee to the appropriate governing authority.

5.                                      In the event the Signalization Fee is less than the Escrowed Funds, upon disbursement of the Signalization Fee to the appropriate governmental authority, Escrow Agent shall pay one-half of the remaining Escrowed Funds to each of Seller and Purchaser.

6.                                      Whenever any notice, demand, or request is required or permitted hereunder, such notice, demand or request shall be in writing and shall be hand-delivered in person or sent by FedEx or similar overnight delivery service, to the addresses set forth below:

To Seller:

Roberts Properties Residential, L.P.

450 Northridge Parkway

Suite 302

Atlanta, Georgia  30350

Attention: Mr. Anthony W. Shurtz

With a copy to:

Sanford H. Zatcoff, Esq.

Holt Ney Zatcoff & Wasserman, LLP

100 Galleria Parkway

Suite 1800

Atlanta, Georgia  30339

To Purchaser:

Peachtree Parkway Holdings, LLC

5100 Peachtree Parkway

Norcross, Georgia  30092

Attention: Mr. Monty Watson

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With a Copy to:

Michael Hay, Esq.

One Sugarloaf Centre

Suite 4000

1960 Satellite Boulevard

Duluth, GA  30097

To Escrow Agent:

The Piedmont Bank

5100 Peachtree Parkway

Norcross, GA  30092

Attn: Mr. Monty Watson

Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person, or (ii) on the day such notices, demands or requests are deposited with such overnight delivery service in accordance with the preceding portion of this paragraph 6.  Either Purchaser or Seller or Escrow Agent shall have the right from time to time to designate by written notice to the other such other person or persons and at such other places in the United States as Purchaser or Seller or Escrow Agent desires written notices, demands, or requests to be delivered or sent in accordance herewith; provided, however, at no time shall any party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder.  Anything contained in this paragraph 6 to the contrary notwithstanding, all notices from Purchaser to Seller or from Seller to Purchaser may be executed by and sent by and to their respective counsel, Sanford H. Zatcoff, Esquire, Seller’s attorney and Michael Hay, Esquire, Purchaser’s attorney.

7.                                      Seller and Purchaser hereby release and discharge Escrow Agent from all matters with respect to the subject matter hereof, except for gross negligence or intentional wrongdoing, and agree that in performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for those caused by gross negligence or intentional wrongdoing.  Without limiting the generality of the foregoing, Escrow Agent shall not incur any liability with respect to (i) any action taken or omitted in good faith with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instructions provided for in this Agreement, not only as to its due execution and the validity or effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

8.                                      Seller and Purchaser, jointly and severally, hereby agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses,

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including reasonable costs of investigation and attorney’s fees and disbursements which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder and the performance of its duties hereunder, except for gross negligence or intentional wrongdoing, including any litigation in which Escrow Agent is named as a party and arising from the performance of its duties as escrow agent.

9.                                      The Escrow Agent’s obligations and liabilities hereunder shall terminate as of the time it has disbursed all monies held by it hereunder to the proper parties herein provided.

10.                               Anything contained herein to the contrary notwithstanding, in the event of any dispute between Seller and Purchaser, or in the event the Escrow Agent is given contrary instructions by Seller and Purchaser, Escrow Agent, at its option, (i) shall be permitted to tender into the registry of any court of competent jurisdiction, all monies held by it, together with such documents and pleadings as it may deem appropriate, and interplead Seller and Purchaser with respect thereto, whereupon Escrow Agent’s liabilities and obligations hereunder shall be terminated; or (ii) Escrow Agent may continue holding the Escrowed Funds until such time as Escrow Agent receives joint written instructions from Seller and Purchaser, or an unappealable order from a court of competent jurisdiction, as to disposition of the Escrowed Funds.

11.                               Seller and Purchaser and Escrow Agent agree that Escrow Agent shall be paid $0.00 for acting as Escrow Agent pursuant to this Agreement.

12.                               This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement shall be governed by, construed and interpreted pursuant to Georgia law.

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IN WITNESS WHEREOF, this Agreement has been duly executed, sealed and delivered the day and year first above written.

SELLER:

ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership

By:	Roberts Realty Investors, Inc., a Georgia corporation, its sole general partner

By:
Charles S. Roberts,
President

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PURCHASER:

PEACHTREE PARKWAY HOLDINGS, LLC, a Georgia limited liability company

By:
Robert D. Cheeley,
President

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ESCROW AGENT:

THE PIEDMONT BANK

By:
Name:
Title:

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EXHIBIT A

“PROPERTY”

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 301 of the 6th Land District, Gwinnett County, Georgia and being more particularly shown as Tract One on that certain Final Plat for Roberts Properties Residential, L.P., prepared by Randall W. Dixon, Georgia Registered Land Surveyor No. 1678 of Precision Planning, Inc., dated September 12, 2012, filed September 25, 2012, and recorded in Plat Book 129, pages 136 and 137, Gwinnett County, Georgia records, and incorporated herein by this reference.

EXHIBIT B

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 301 of the 6th Land District, Gwinnett County, Georgia and being more particularly shown as Tract Two on that certain Final Plat for Roberts Properties Residential, L.P., prepared by Randall W. Dixon, Georgia Registered Land Surveyor No. 1678 of Precision Planning, Inc., dated September 12, 2012, filed September 25, 2012, and recorded in Plat Book 129, pages 136 and 137, Gwinnett County, Georgia records, and incorporated herein by this reference.

EXHIBIT E

After recording please return to:

Ms. Catherine S. Moore

Holt Ney Zatcoff & Wasserman, LLP.

100 Galleria Parkway, Suite 1800
1960 Satellite Boulevard
Atlanta, Georgia  30339

RESTRICTIVE COVENANT

THESE RESTRICTIVE COVENANTS (the “Restrictive Covenants”) are made and declared this        day of September, 2012 (the “Effective Date”), by ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (“Roberts”).

Witnesseth

WHEREAS, Roberts is the owner of that certain 20.61 acre tract of real property described on Exhibit A attached hereto and made a part hereof (the “Benefitted Property”); and

WHEREAS, Roberts also is the owner of that certain 2.937 acre tract of real property which is a part of the property described on Exhibit B attached hereto and made a part hereof (the “Burdened Property”); and

WHEREAS, Roberts intends to sell or develop the Benefitted Property for the purpose of constructing a Class A multi-family apartment community thereon (the “Project”); and

WHEREAS, Roberts desires, for the benefit of the Benefitted Property and the Project, that the Burdened Property be encumbered by certain Restrictive Covenants as more particularly set forth herein.

NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid, Roberts, intending to be legally bound, hereby promises, declares and agrees as follows:

1.             Burdened Property Use Restriction.  For so long as the Restrictive Covenants are binding pursuant to Section 5 hereof, the following uses of the Burdened Property shall be prohibited:

animal hospitals; veterinary clinics; tattoo or piercing parlors; adult bookstores or entertainment; drive-thru fast food service; automotive car wash; automotive parts store; billboards; building,

electrical or plumbing contractors; funeral homes or mausoleums; furniture rental establishments; convenience food stores with or without fuel pumps; emission inspection stations; equipment rental; hotels and motels; on-site laundry or dry cleaning establishments; self service or coin operated laundries; liquor stores; mobile buildings; public parking lots and garages; plant nursery sales facility; recreation facilities which exceed 3,500 square feet (but may be up to 4,000 square feet for a Spa Sydell, or similar, type use); recovered materials processing facility; taxidermist; yard trimmings composting facility; clubs, lodges, fraternal institutions and meeting halls; caretaker or watchman quarters; auto body repair shops; auto repair shops or tire stores; automotive service stations with or without fuel pumps; building material sales with outdoor storage, contractors offices or the outside storage of equipment or materials; heavy equipment and farm equipment sales and service and truck rental; mini-warehouse storage facilities; mobile home or mobile building leasing or sales lots; taxi cab or limousine services; outdoor storage of any type; pest control businesses; pet shops or grooming establishments; lounges; daycare or other child care services; fast food restaurants with or without drive-thru; and any temporary uses.

2.             Landscape and Design Review.  For so long as the Restrictive Covenants are binding pursuant to Section 5 hereof, the Burdened Property shall be subject to the following:

The Burdened Property is to be generally developed as a forum/avenues style retail development and should include retail elements similar in “look and feel” to the existing development immediately across Peachtree Parkway and currently known as “The Forum.”

3.             Grading Elevation.  For so long as the Restrictive Covenants are binding pursuant to Section 5 hereof, no vertical construction of physical improvements shall commence upon the Burdened Property unless the Burdened Property has been graded to an elevation of  1015.00  feet.

4.             Binding Effect.  These Restrictive Covenants shall run with the title to the Burdened Property and the Benefitted Property.

5.             Term of Restrictive Covenants.  These Restrictive Covenants shall be binding upon the Burdened Property until one year following the date of the second conveyance of the Benefitted Property following the date hereof or at such time as the owner of the Benefitted Property records a release of these Restrictive Covenants.  These Restrictive Covenants may be amended only in a writing executed by the owner of the Burdened Property and the owner of the Benefitted Property.

[Executions continued on next page]

IN WITNESS WHEREOF, Roberts has caused this Restrictive Covenant to be signed, sealed and delivered as of the day and year first above written.

Signed, sealed and delivered in the presence of:	ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership

	By:	Roberts Realty Investors, Inc., a Georgia corporation, sole general partner
Unofficial Witness

Notary Public		By:
Charles S. Roberts
(NOTARY SEAL)			President

EXHIBIT A

“Benefitted Property”

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 301 of the 6th Land District, Gwinnett County, Georgia and being more particularly shown as Tract Two on that certain Final Plat for Roberts Properties Residential, L.P., prepared by Randall W. Dixon, Georgia Registered Land Surveyor No. 1678 of Precision Planning, Inc., dated September 12, 2012, filed September 25, 2012, and recorded in Plat Book 129, pages 136 and 137, Gwinnett County, Georgia records, and incorporated herein by this reference.

EXHIBIT B

“Burdened Property”

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 301 of the 6th Land District, Gwinnett County, Georgia and being more particularly shown as Tract One on that certain Final Plat for Roberts Properties Residential, L.P., prepared by Randall W. Dixon, Georgia Registered Land Surveyor No. 1678 of Precision Planning, Inc., dated September 12, 2012, filed September 25, 2012, and recorded in Plat Book 129, pages 136 and 137, Gwinnett County, Georgia records, and incorporated herein by this reference.

EXHIBIT F

Sent Via Electronic Mail September 21, 2012 Mr. Bob Cheeley Piedmont Five, LLC c/o Peachtree Parkway Holdings, LLC 5100 Peachtree Parkway, Suite 200 Norcross, Georgia 30092 Re: Sales Contract dated September 11, 2012, by and between Roberts Properties Residential, L.P. (RPR) and Piedmont Five, LLC (Piedmont) Dear Bob: To follow up on our meeting yesterday regarding your need to possibly change the agreed upon access to the Piedmont property and our desire to cooperate with you and your planned development, this letter will provide certain assurances to Piedmont with respect to yesterday’s meeting with you, me, Charlie Roberts, Bob Bennewitz and Diana Wheeler. As we discussed, the Georgia Department of Transportation (GDOT) may require that the Piedmont curb cut along the north side of the apartment driveway and located within the Permanent Access Easement (the Interparcel Access Curb Cut) be set back from Peachtree Parkway a further distance than was originally committed to by RPR. As an accommodation to Piedmont, said accommodation being a material consideration for Piedmont closing the transaction pursuant to the above-referenced Sales Contract, RPR will allow the centerline of the Interparcel Access Curb Cut to be set back a further distance from Peachtree Parkway, but absolutely no further than 126’ feet from the Peachtree Parkway right of way line. This condition is illustrated on the enclosed plan and represents the furthest distance that would be allowed. We understand that the final location of the Interparcel Access Curb Cut is still unknown and we will provide Piedmont until January 27, 2013 to finalize such location and obtain all necessary approvals by GDOT. Between today and January 27, 2013, RPR requires that Piedmont keep RPR reasonably notified of the status of all GDOT approvals, that RPR be formally notified in writing of the final location of the Interparcel Access Curb Cut (including providing a copy of all plans and specifications), and that Piedmont prepare at its sole cost all legal descriptions, exhibits and drafts to all necessary casement amendments or documents to be recorded to update any previously recorded documents.

Mr. Bob Cheeley September 21, 2012 Page 2 of 2 As we have repeatedly emphasized throughout this transaction, maintaining the value and preserving the operational and development viability of the RPR multi-family tract remains of paramount importance to RPR. It is for this reason that the centerline of the Interparcel Access Curb Cut cannot be constructed any further from Peachtree Parkway than the aforementioned limit of 126’ feet. All of the foregoing accommodations are subject to RPR’s final review and written approval of any design or engineering plans with respect to the location of the Interparcel Access Curb Cut. Additionally, as we have clearly stated in numerous conference calls, meetings and emails, in no event will Piedmont have more than one curb cut along the apartment driveway. We look forward to next week’s closing and to working with you to create a beautiful and successful commercial development next to our apartment community. Sincerely, Roberts Properties Residential, L.P. David M Phillips -- VP of Development Enclosure The provisions of this letter shall survive the closing of the sale by Roberts Properties Residential, L.P. to Peachtree Parkway Holding, LLC of 2.937 acres in Gwinnett County, Georgia.

ENTRANCE TO THE
FORUM SHOPPING
CENTER
SIDEWALK
3/4"OTP
120.50'
5/8"OTP
(ONLINE)
18"RCP
UTP
UCW
N36°42'59'
164.64'
IPS
CMF
44.14'
126'
260.00'
400.40'
(DB. 11117/PG. 188)
N59°59'
244'
OFFSET 210
FROM TRAVEL LANE
SBMH